UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.        )

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☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material under §240.14a-12

Endo International plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
ENDO INTERNATIONAL PLC FIRST FLOOR, MINERVA HOUSE SIMMONSCOURT ROAD, BALLSBRIDGE DUBLIN 4, IRELAND ATTN: MATTHEW J. MALETTA	ENDO INTERNATIONAL PLC 2022 Annual General Meeting Vote by June 8, 2022 11:59 PM ET

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You invested in ENDO INTERNATIONAL PLC and it’s time to vote!

You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 9, 2022.

Get informed before you vote

View the Notice and Proxy Statement, Endo International plc 2021 Annual Report on Form 10-K and Irish Statutory Accounts online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 26, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*	Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting.

Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Directors to serve until the next Annual General Meeting of the Shareholders Nominees:
1a.	Mark G. Barberio	For

1b.	Jennifer M. Chao	For

1c.	Blaise Coleman	For

1d.	Shane M. Cooke	For

1e.	Nancy J. Hutson, Ph.D.	For

1f.	Michael Hyatt	For

1g.	William P. Montague	For

1h.	M. Christine Smith, Ph.D.	For

2.	To approve, by advisory vote, named executive officer compensation.	For

3.	To renew the Board’s existing authority to issue shares under Irish law.	For

4.	To renew the Board’s existing authority to opt-out of statutory pre-emption rights under Irish law.	For

5.	To approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and to authorize the Board of Directors, acting through the Audit & Finance Committee, to determine the independent registered public accounting firm’s remuneration.	For

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